UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023 (February 14, 2023)

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Union Blvd., Suite 600
 Lakewood, Colorado, United States 80228
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (303) 974-2140

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	UUUU	NYSE American LLC
	EFR	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 14, 2023, Energy Fuels Inc. (the "Company") completed the sale of three wholly-owned subsidiaries (the "Transaction") that together hold the Company's Alta Mesa ISR Project by the Company's wholly owned subsidiary, EFR White Canyon Corp. ("EFR"), to enCore Energy Corp. ("enCore") pursuant to the Membership Interest Purchase Agreement (the "Purchase Agreement") by and among EFR, encore and enCore Energy US Corp.

Under the Purchase Agreement the consideration received by the Company, through EFR, consisted of: (i) $60 million in cash and (ii) $60 million in a secured convertible note (the "Note"), which matures two years from the closing of the Transaction, bearing annual interest of eight percent (8%). The Note is convertible at the Company's election into common shares of enCore at the price of US$2.9103 per share, being a 20% premium to the 10-day volume-weighted average price of enCore's common shares ending the day before the closing of the Transaction. The Note is guaranteed by enCore and is fully secured by the Alta Mesa ISR Project assets. Unless a block trade or similar distribution is executed by the Company to sell the enCore common shares underlying the Note, the Company is limited to converting the Note into a maximum of $10 million principal amount of the Note per thirty (30) day period.

In addition, enCore is required to replace the existing reclamation bonds for the Alta Mesa ISR Project assets shortly after the closing of the Transaction, which will result in the Company receiving an additional $3.6 million in cash as a return of collateral from the reclamation bonds.

The foregoing description of the Purchase Agreement, including the form of Note attached thereto, does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated November 17, 2022 which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

February 21, 2023	By: /s/ David C. Frydenlund
David C. Frydenlund
Executive Vice President, Chief Legal Officer and Corporate Secretary